Exhibit 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel H. Leever, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Platform Specialty Products Corporation on Form 10-Q for the fiscal quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Platform Specialty Products Corporation.

Date:	November 16, 2015
By:	/s/ Daniel H. Leever
Name:	Daniel H. Leever
Title:	Chief Executive Officer, President and Vice Chairman

I, Sanjiv Khattri, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Platform Specialty Products Corporation on Form 10-Q for the fiscal quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Platform Specialty Products Corporation.

Date:	November 16, 2015
By:	/s/ Sanjiv Khattri
Name:	Sanjiv Khattri
Title:	Executive Vice President and Chief Financial Officer